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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, in the Registration Statement (Form S-1) and related Prospectus of Pets.com, Inc. for the registration of shares of its common stock.



                                              Ernst & Young LLP

San Francisco, California

January 14, 2000, except for


Note 10 as to which


the date is January 19, 2000


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     The foregoing is the consent in the form that will be signed upon ratification by the Company's stockholders of the reverse stock split described in note 10 to the financial statements.



                                              /s/ Ernst & Young LLP


San Francisco, California


January 19, 2000